                                                              EXHIBIT (h)(10)(c)

                 AMENDMENT NO. 5 TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") effective March 28, 2002, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of February 1, 2006.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES

By:
       ------------------------
Name:  Bonnie M. Howe
Title: Vice President


JANUS DISTRIBUTORS LLC

By:
       ------------------------
Name:  Bonnie M. Howe
Title: Vice President

AMERICAN GENERAL LIFE
INSURANCE COMPANY

By:
       ------------------------
Name:
       ------------------------
Title:
       ------------------------


Attest:
       ------------------------
Name:
       ------------------------
Title:
       ------------------------


(Corporate Seal)

                                   Schedule A
                   Separate Accounts and Associated Contracts
                            (As of February 1, 2006)

Name of Separate Account and Date          Contracts Funded
Established by the Board of Directors.     By Separate Account
---------------------------------------    ----------------------------------------------
American General Life Insurance Company    Platinum Investor Variable Annuity
Separate Account D                         Platinum Investor Immediate Variable Annuity


American General Life Insurance Company    Platinum Investor I & Platinum Investor II VUL
Separate Account VL-R                      Platinum Investor III VUL
                                           Platinum Investor Survivor VUL
                                           Platinum Investor Survivor II VUL
                                           Platinum Investor PLUS VUL
                                           Corporate America - Variable VUL
                                           Platinum Investor
                                           FlexDirector VUL
                                           Platinum Investor IV VUL
                                           Platinum Investor VIP VUL